UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
May 23, 2013

Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant’s board of directors elected Bobby D. O’Brien as president of the registrant effective May 23, 2013, to serve at the pleasure of the board of directors.

As already disclosed in the registrant’s filings with the U.S. Securities and Exchange Commission, Mr. O’Brien is an employee of Contran Corporation, a privately held parent of the registrant (“Contran”), and provides his services to the registrant under an intercorporate services agreement with the registrant.  For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2013 proxy statement filed as a Definitive Schedule 14A with the U.S. Securities and Exchange Commission on March 27, 2013, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the proxy statement, which discussion is also incorporated herein by reference.

Mr. O’Brien, age 56, served as the registrant’s executive vice president from February 2013 to May 2013.  From 2009 to December 2012 he served as chief executive officer of Titanium Metals Corporation, a former publicly held affiliate of the registrant, and as its president from prior to 2008 to December 2012.  Mr. O’Brien has served as chief financial officer and vice president of Valhi, Inc., a publicly held parent of the registrant (‘Valhi”), and Contran since prior to 2008.  Mr. O’Brien has served in financial and accounting positions with various companies related to the registrant and Contran since 1988.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: May 30, 2013	A. Andrew R. Louis, Secretary